Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 9,250,347,814.41	0.0001381	$ 1,277,473.03
Fees Previously Paid
	Total Transaction Valuation:	$ 9,250,347,814.41
	Total Fees Due for Filing:			$ 1,277,473.03
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 0.00
	Net Fee Due:			$ 1,277,473.03
Offering Note
[1]	Estimated solely for purposes of calculating the filing fee. The transaction valuation was calculated by adding (a) the product of (i) $221.50 (the "Common Share Offer Price") and (ii) 31,504,288 Common Shares issued and outstanding, (b) the product of (i) $15,505 (the "Series A Offer Price") and (ii) 89,956 Series A Shares issued and outstanding, (c) the product of (i) 2,546,032 Common Shares pursuant to outstanding options multiplied by (ii) the excess of the Common Share Offer Price over $19.7433 (the weighted average exercise price of such options) (d) the product of (i) 355,206 Common Shares pursuant to outstanding restricted stock units and (ii) the Common Share Offer Price, (e) the product of 866 Common Shares issuable upon the exercise of the outstanding warrants (all of which shall be cancelled for no consideration) and (ii) the Common Share Offer Price and (f) the product of (i) 1,286,786 Common Shares issuable upon the exercise of outstanding pre-funded warrants and (ii) the Common Share Offer Price. The calculation of the filing fee is based on information provided by Cidara as of December 3, 2025. The filing fee was calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory for Fiscal Year 2026, effective October 1, 2025, by multiplying the transaction value by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A